Exhibit 21




             ACX TECHNOLOGIES, INC. AND SUBSIDIARIES
                   SUBSIDIARIES OF REGISTRANT

     The following table lists subsidiaries of the Registrant and
the  respective  jurisdictions  of  their  incorporation  as   of
December 31, 1999. All subsidiaries are included in Registrant's consolidated financial statements.

                                                   State/Country of
Name                                               Incorporation
-----------------------------------------------    ----------------
Graphic Packaging Holdings, Inc.                   Colorado
   ACX (UK) Ltd.                                   England
      ACX Group, Ltd.                              Wales
         NMC Group, Ltd.                           England
   Graphic Packaging Corporation                   Delaware
      Universal Packaging Corporation              Delaware
      Graphic Packaging Corporation of Virginia    Virginia
      GP Holdings, Inc.                            Colorado
         Graphic Packaging Toronto Corporation     Canada
      Lauener Engineering Limited                  Delaware
         Lauener Engineering, AG                   Switzerland
      Kalamazoo Valley Group                       Michigan
   Golden Technologies Company, Inc.               Colorado
      Golden Equities, Inc.                        Colorado
         GEI Brokers, Inc.                         Colorado
         Golden Properties Limited                 Colorado
      Chronopol, Inc.                              Colorado
      GTC Nutrition Company                        Colorado
         Mecor, Inc.                               Colorado
      Golden Aluminum Company                      Colorado
      ACX International Sales, Inc.                Barbados